EXHIBIT 99.2

Higher One Holdings, Inc. and Subsidiaries
Unaudited Condensed Combined Pro Forma Financial Information

On May 7, 2013, Higher One Holdings, Inc. ("we," "us," "our," "Higher One" or "the Company"), through its wholly-owned subsidiary, Higher One, Inc. entered into an Asset Purchase Agreement with Sallie Mae, Inc. ("Sallie Mae") to purchase substantially all of the assets of Sallie Mae's Campus Solutions line of business ("Campus Solutions") for consideration of approximately $47.25 million in cash, subject to certain post-closing adjustments, including working capital adjustments and settlement of contingently returnable escrow.  Higher One, Inc. completed the acquisition on May 7, 2013, and used borrowing available under its senior secured revolving credit facility to pay the purchase price and related transaction costs.  Sallie Mae's Campus Solutions line of business provides refund disbursement and payment solutions, including tuition payment plans, to education institutions.
Our Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2012 is based upon our historical consolidated balance sheet as of December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") in our Annual Report on Form 10-K on March 4, 2013 (the "2012 Form 10-K"), combined with the historical balance sheet of the Campus Solutions line of business as of December 31, 2012, attached as Exhibit 99.1 to this Amendment No. 1 (the "8-K Amendment") on Form 8-K/A to the Company's Current Report (the "Original 8-K") on Form 8-K, as filed with the SEC on May 7, 2013, coupled with the pro forma impact of applying the acquisition method of accounting and other related adjustments included therein based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the acquisition of the Campus Solutions line of business had occurred on December 31, 2012.
Our Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2012 is based upon the historical statement of operations of the Company for the year ended December 31, 2012, as included in our 2012 Form 10-K, combined with the historical statement of operations of the Campus Solutions line of business for the year ended December 31, 2012, attached as Exhibit 99.1 to the 8-K Amendment after giving effect to the acquisition of Campus Solutions by us. Pro forma adjustments included therein are based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2012 depicts the effect of the acquisition of the Campus Solutions line of business as if the transaction had occurred on January 1, 2012.
The historical financial information includes certain pro forma adjustments that are directly attributable to the acquisition, are factually supportable, and with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on our combined results. The assumptions used to prepare the Unaudited Pro Forma Condensed Combined Financial Statements ("Pro Forma Financial Statements") are contained in the accompanying notes and should be reviewed in their entirety. The purchase has been accounted for using the acquisition method of accounting and reflects a preliminary allocation of the purchase price to the assets and liabilities acquired based on currently available information. Portions of the preliminary allocation are dependent upon certain valuations and other events that have yet to progress to a stage where there is sufficient information for a definitive measurement. Upon completion of the detailed valuation and the final determination of fair value, we may make additional adjustments to the fair value allocation, which may differ significantly from the valuations set forth in the unaudited pro forma condensed combined financial statements. Our conclusion regarding the treatment of the restricted cash and escrow liability balance is also preliminary and subject to finalization.  As a result, the purchase price allocation as of the May 7, 2013 acquisition date and the resulting effect on income from operations may differ from the pro forma amounts included herein and will be included in our Quarterly Report on Form 10-Q for the second quarter of 2013. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the Campus Solutions line of business acquisition been consummated on the dates presented, and should not be taken as representative of our future operating results. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies.

Higher One Holdings, Inc.
Pro Forma Condensed Combined Balance Sheet

	As of December 31, 2012
(in thousands, unaudited)	Higher One	Campus Solutions	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$13,031	$6,802	$(6,802)	(a)	$13,031
Investments in marketable securities	247	-	-		247
Accounts receivable	4,860	539	-		5,399
Income receivable	7,466	-	-		7,466
Deferred tax assets	37	-	-		37
Income tax receivable	1,593	-	-		1,593
Prepaid expenses and other current assets	9,297	-	3,300	(b)	12,597
Restricted cash	2,000	185,131	(185,131)	(c)	2,000
Total current assets	38,531	192,472	(188,633)		42,370
Deferred costs	4,665	-	-		4,665
Fixed assets, net	52,686	2,712	(2,596)	(d)	52,802
Intangible assets, net	38,143	-	19,850	(e)	57,993
Goodwill	47,000	-	26,786	(f)	73,786
Loan receivable related to New Markets Tax Credit financing	7,633	-	-		7,633
Other assets	740	-	-		740
Restricted cash	1,500	-	-		1,500
Total assets	$190,898	$195,184	$(144,593)		$241,489

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$16,282	$3,340	$(832)	(g)	$18,790
Contingent consideration, current portion	2,230	-	-		2,230
Deferred tax liabilities	356	-	-		356
Deferred revenue	16,027	1,366	(533)	(h)	16,860
Escrow liability	-	185,131	(185,131)	(i)	-
Total current liabilities	34,895	189,837	(186,496)		38,236
Deferred revenue and other non-current liabilities	2,517	-	-		2,517
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,490	-	-		9,490
Debt	80,000	-	47,250	(j)	127,250
Contingent consideration, non-current portion	3,520	-	-		3,520
Deferred tax liabilities	2,764	-	-		2,764
Total liabilities	133,186	189,837	(139,246)		183,777

Stockholders' equity:
Common stock	59	-	-		59
Additional paid-in capital and Net SLM investment	174,218	5,347	(5,347)	(k)	174,218
Treasury stock	(131,903)	-	-		(131,903)
Retained earnings	15,338	-	-		15,338
Total stockholders' equity	57,712	5,347	(5,347)		57,712
Total liabilities and stockholders' equity	$190,898	$195,184	$(144,593)		$241,489

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Higher One Holdings, Inc.
Pro Forma Condensed Combined Statement of Operations

	For the year ended December 31, 2012
(in thousands, unaudited)	Higher One	Campus Solutions	Pro Forma Adjustments		Pro Forma Combined
Revenue	$197,720	$23,964	$-		$221,684
Cost of revenue	80,280	19,853	(899)	(l)(m)	99,234
Total operating expenses	57,998	18,884	1,755	(n)	78,637
Income (loss) from operations	59,442	(14,773)	(856)		43,813
Interest and other (expense) income, net	(548)	3,337	(4,136)	(o)(p)	(1,347)
Net income (loss) before income taxes	58,894	(11,436)	(4,992)		42,466
Income tax expense	22,024	-	(6,243)	(q)	15,781
Net income (loss)	$36,870	$(11,436)	$1,251		$26,685

Weighted average shares outstanding:
Basic	53,878				53,878
Diluted	56,729				56,729

Net income available to common stockholders per common share:
Basic	$0.68				$0.50
Diluted	$0.65				$0.47

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Higher One Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: The Transaction
On May 7, 2013, Higher One Holdings, Inc. ("us," "our" or "the Company"), through our wholly-owned subsidiary, Higher One, Inc. entered into an Asset Purchase Agreement with Sallie Mae, Inc. ("Sallie Mae") to purchase substantially all of the assets of Sallie Mae's Campus Solutions line of business ("Campus Solutions") for consideration of approximately $47.25 million in cash, subject to certain post-closing adjustments, including working capital adjustments and settlement of contingently returnable escrow.  We completed the acquisition on May 7, 2013, and used borrowing available under our senior secured revolving credit facility to pay the purchase price and related transaction costs.  Sallie Mae's Campus Solutions line of business provides refund disbursement and payment solutions, including tuition payment plans, to education institutions.

Note 2: Basis of Presentation
Our Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012 is based upon our historical audited balance sheet as of December 31, 2012, as filed with the Securities and Exchange Commission, or the SEC, in our Annual Report on Form 10-K on March 4, 2013, or the "2012 Form 10-K", combined with the audited historical balance sheet of the Campus Solutions as of December 31, 2012, attached as Exhibit 99.1 to this Amendment No. 1, or the "8-K Amendment", on Form 8-K/A to the Company's Current Report, or the "Original 8-K", on Form 8-K, as filed with the SEC on May 7, 2013, coupled with the pro forma impact of applying the acquisition method of accounting and other related adjustments included therein based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of the Campus Solutions line of business had occurred on December 31, 2012.
Our Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012 is based upon our historical audited statement of operations for the year ended December 31, 2012, as included in our 2012 Form 10-K, combined with the historical statement of operations of the Campus Solutions line of business for the year ended December 31, 2012, the presentation of which has been adjusted from the information attached as Exhibit 99.1 to the 8-K Amendment in order to conform to the presentation of our historical financial statements. Pro forma adjustments included therein are based upon available information and assumptions that we believe are reasonable. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2012 depict the effect of the acquisition of Campus Solutions line of business as if the transaction had occurred on January 1, 2012.
The historical financial information includes certain pro forma adjustments that are directly attributable to the acquisition, are factually supportable, and with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, expected to have a continuing impact on our combined results. The assumptions used to prepare the Unaudited Pro Forma Condensed Consolidated Financial Statements ("Pro Forma Financial Statements") are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements reflect the preliminary allocation of the purchase price to the assets and liabilities acquired based on currently available information. The purchase price allocation as of the May 7, 2013 acquisition date and the resulting effect on income from operations may differ from the pro forma amounts included herein and will be included in our Quarterly Report on Form 10-Q for the second quarter of 2013. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the Campus Solutions line of business acquisition been consummated on the dates presented, and should not be taken as representative of our future consolidated operating results. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies.

Note 3: Accounting Policies
We have reflected the elimination of the restricted cash and escrow liability balance which had been recorded on the historical Campus Solutions balance sheet.  This adjustment is based on our current understanding of the facts, advice received from legal counsel and our on-going assessment of the accounting guidance on this topic.  Our conclusion regarding the treatment of the restricted cash and escrow liability balance is preliminary.  Based on our assessment to date, we believe that amounts which have been collected, but not yet remitted to our college and university customers should not be reflected on our balance sheet (as either an asset or a liability) because the funds are effectively held for the benefit of our customers and the cash balances do not provide probable future economic benefits to us.  We are acting solely as a payment services provider.  In all cases, the funds received from tuition or other payments are clearly and distinctly segregated from other funds available for general corporate purposes.
We are not aware of any additional differences that would have a material impact on the Pro Forma Financial Statements.
Note 4: Calculation of Estimated Consideration Transferred and Pro Forma Allocation of Consideration to Net Assets Acquired

The purchase price consideration for the acquisition of the Campus Solutions line of business consists of $47.25 million in cash, which was financed by our existing revolving credit facility.  The purchase price is subject to certain post-closing adjustments, including working capital adjustments and settlement of contingently returnable escrow.   Of the total purchase price, $5.2 million has been deposited into escrow and will be released to either Sallie Mae or us depending on the timing in which consents are obtained from certain clients of Campus Solutions to become clients of ours.  An escrow receivable of $3.3 million has been recognized as of the acquisition date for the amount that we expect to receive from escrow and was valued using probability-weighted future possible expected outcomes.  All amounts are expected to be released from escrow to either Sallie Mae or us by December 2013.
The transaction will be accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed will be recorded at fair value, with the remaining purchase price recorded as goodwill. The following table summarizes the pro forma allocation of consideration to the net assets acquired (in thousands) as if the acquisition of the Campus Solutions line of business occurred on December 31, 2012:

Accounts receivable	$539
Contingently returnable escrow receivable	3,300
Fixed assets	116
Intangible assets	19,850
Goodwill	26,786
Assets acquired	$50,591

Accounts payable and accrued liabilities	$2,508
Deferred revenue	833
Liabilities assumed	3,341
Net assets acquired	$47,250

Note 5: Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The following pro forma adjustments were applied to the historical balance sheets of us and the Campus Solutions line of business at December 31, 2012 to arrive at the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands):

(a)	To eliminate the cash balance of the Campus Solutions line of business, which was not acquired by Higher One.	$ (6,802)

(b)	To record the estimated fair value of the contingently returnable escrow receivable.	3,300

(c)	To eliminate the restricted cash and cash equivalent balance related to the Campus Solutions line of business based on our current assessment as described in Note 3 above.	(185,131)

(d)	To eliminate the net book value of internally developed software which has been re-valued (see Note (e) below).	(2,596)

(e)	To record the intangible assets of Campus Solutions at fair value. Identified intangible assets consist of completed technology of $2,300 and acquired customer relationships of $17,550. The fair value and estimated useful lives of 3 years and 10 years for the intangible assets are based on estimates and subject to finalization by management.	19,850

(f)	To record the goodwill from the Campus Solutions acquisition. The difference between the amount recorded on a pro forma basis and the actual balance as of the effective date of the acquisition is the result of changes in the assets and liabilities of the Campus Solutions division between December 31, 2012 and the closing date of May 7, 2013. This balance recorded for goodwill is subject to change due to changes in asset values and working capital adjustments which are subject to finalization by management.	26,786

(g)	To eliminate the restructuring liability of the Campus Solutions line of business, which was not assumed by Higher One.	(832)

(h)	To reduce the book value of the deferred revenue of the Campus Solutions line of business to its approximate fair value.	(533)

(i)	To eliminate the escrow liability balance related to the Campus Solutions line of business based on our current assessment as described in Note 3 above.	(185,131)

(j)	To record borrowing on our existing credit facility to finance the acquisition of Campus Solutions in May 2013.	47,250

(k)	To eliminate the net SLM investment account of Campus Solutions.	(5,347)

Note 6: Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2012
The following pro forma adjustments were applied to the historical statements of operations for us and the Campus Solutions line of business for the year ended December 31, 2012 (in thousands):

(l)
To record amortization of completed technology. The amortization of completed technology has been calculated based on a new fair value basis of $2,300, amortized over an estimated life of approximately 3 years. Fair value and estimated useful life of completed technology are based on estimates and are subject to finalization by management.
		$ 767

(m)	To record the elimination of historical amortization of internally developed software.	(1,666)

(n)	To record amortization of acquired customer relationships. The amortization of acquired customer relationships has been calculated based on a new fair value basis of $17,550, amortized over an estimated life of approximately 10 years. Fair value and estimated useful life of acquired customers relationships are based on estimates and are subject to finalization by management.	1,755

(o)	To record incremental interest expense. This adjustment reflects the increase in interest expense as a result of additional borrowing on our revolving credit facility to finance the acquisition. Interest is calculated using the variable interest rate in effect per our credit facility at the time of the acquisition, or 2.2%. The interest rate on our credit facility is variable as defined in our credit facility. A 1/8% variance in the interest rate would impact interest expense by approximately $59.	(1,040)

(p)	To record the elimination of above market interest income received by Campus Solutions.	(3,096)

(q)	To record the provision for income taxes. Provision for income taxes equals 38% of the historical Campus Solutions results and pro forma adjustments. The tax rate approximates our federal and state statutory rate. Historical Campus Solutions results generated losses for which a valuation allowance was recorded whereas such a valuation allowance would not be reflected by us.	(6,243)